UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 15, 2022

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 15, 2022, Aprea Therapeutics, Inc. (the “Company”) received a deficiency letter, from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company’s stockholders’ equity as reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) for the Nasdaq Global Select Market, which requires that a listed company’s stockholders’ equity be at least $10.0 million.

As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, the Company had a net stockholders’ deficit of approximately $35.8 million as of June 30, 2022. The stockholders’ deficit includes acquired in-process research and development expense of approximately $76.0 million associated with the Atrin acquisition for the period ended June 30, 2022.In addition, the value of the Company’s Series A Convertible Preferred Stock (approximately $68.8 million, as of June 30, 2022) has been excluded from stockholder’s equity as of June 30, 2022 because it has not yet converted to common stock. The conversion of the Series A Convertible Preferred Stock into shares of common stock was approved by the Company’s stockholders at the Company’s annual meeting held on July 28th 2022. The Company believes the deficiency may be resolved with the conversion of the Series A Convertible Preferred Stock into shares of common stock.

In accordance with Nasdaq rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5450(b)(1)(A), or the Company may apply to transfer to the Nasdaq Capital Market, subject to the Company’s satisfaction of the Nasdaq Capital Market’s listing requirements. The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from August 15, 2022 to evidence compliance.

There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(b)(1)(A) or maintain compliance with any other listing requirements. The notification has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Select Market under the symbol “APRE”, subject to the Company’s compliance with the other Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: August 19, 2022	By:	/s/ Oren Gilad
Name: Oren Gilad
Title: President and Chief Executive Officer